UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 23, 2015

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way,
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:

(775) 856-2500

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Termination of Employment of Mr. James T. Zhan.

Effective September 23, 2015, Mr. James Zhan resigned as Chief Executive Officer and Director of Altair Nanotechnologies Inc. (the “Company”) and from positions with its subsidiaries. Subject to his execution of a release in form and substance acceptable to the Company and certain other limitations, the Company has agreed to provide to Mr. Zhan a severance benefit equal to the payment of his base monthly salary of $25,000 for a period of 2.2 months and reimbursement of the portion of the cost currently paid by the Company with respect to any election to extend existing health benefits under COBRA for a period of up to 18 months.

Appointment of New Chief Executive Officer.

At a meeting of the Board of Directors of Altair Nanotechnologies Inc. (the “Company”) on September 23, 2015, the Board of Directors appointed Guohua Sun to Chief Executive Officer and accepted the resignation of Mr. James T. Zhan.

Mr. Sun is age 39 and has served as the General Manager of Canon Investment Holdings Limited and Guangdong Yintong Investment Holdings Group Co., Ltd. from April 2005 to present. Currently, Mr. Sun serves as a director of Zhuhai YinLong Energy Company Ltd., as an executive of Zhuhai Yintong Energy Company Ltd. and in management positions with other entities under common control with the Company’s majority shareholder, Energy Storage (China), Ltd (collectively, the “Zhuhai Affiliate Group”).   Mr. Sun has been serving as a director of the Company since 2011 and served as Interim Chief Executive Officer of the Company from March 2014 to August 2014. Mr. Sun served as General Manager of Beijing Yinda Transportation Investment Limited from 2003 to 2005, and prior to that time, as Vice General Manager from 2001 to 2003. Mr. Sun also served as Vice General Manager of Nan-Ming-He Iron Ore Limited from 2001 to 2003. Mr. Sun graduated with a degree in business administration from Handan University and with a master’s degree in business administration from the University of Wales.

Mr. Sun’s initial compensation shall be at the rate of $20,000 per year. He is expected to sign an employment agreement based on the rest of the terms consistent with that signed by previous Chief Executive Officers of the Company.

Since January 1, 2014, numerous transactions with a value in excess of $120,000 have occurred between subsidiaries of the Company and the Zhuhai Affiliate Group, of which Mr. Sun is an officer.

Item 8.01     Other Events

As has been disclosed, the Company has failed to file Quarterly Reports on Form 10-Q for periods following September 30, 2013 and Annual Reports on Form 10-K for the years ended December 31, 2013 and years ended thereafter. The Company has periodically filed Current Reports on Form 8-K during the intervening period. Given that the Current Reports on Form 8-K that the Company does file are not supported by the context usually created by Quarterly Reports on Form 10-Q and Annual Reports of Form 10-K, the Company has determined to suspend filings of Current Reports on Form 8-K until such time as it is has filed audited financial statements and the type of information that is typically included in an Annual Report on Form 10-K in order to provide the context necessary to understand the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: October 2, 2015	By /s/ Guohua Sun
Guohua Sun, Chief Executive Officer